Filed Pursuant to Rule 424(b)(2)
Registration No. 333-272447

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 19, 2024

Pricing Supplement dated                   , 2024

(To Equity Index Underlying Supplement dated September 5, 2023,

Prospectus Supplement dated September 5, 2023, and Prospectus dated September 5, 2023)

STRUCTURED INVESTMENTS                  Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index
Principal at Risk Securities

The Contingent Income Auto-Callable Securities (the “securities”) are unsecured debt obligations of Canadian Imperial Bank of Commerce (“CIBC” or the “Bank”). The securities have the terms described in the accompanying underlying supplement, prospectus supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the payment of interest or the repayment of any principal. Instead, the securities will pay a Contingent Quarterly Coupon at an annual rate of 9.15% but only if the Closing Level of each of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index on the related Observation Date is at or above 75.00% of its respective Initial Index Value, which we refer to as the respective Coupon Barrier Level. However, if the Closing Level of any Underlying Index is less than its Coupon Barrier Level on any Observation Date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the Closing Level of each Underlying Index is greater than or equal to its respective Initial Index Value on any quarterly Observation Date, beginning on March 20, 2025 and ending on June 22, 2026, for the Early Redemption Payment equal to the sum of the Stated Principal Amount plus the related Contingent Quarterly Coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the Final Index Value of each Underlying Index is greater than or equal to 70.00% of its respective Initial Index Value, which we refer to as the respective Downside Threshold Level, the Payment at Maturity will be the Stated Principal Amount and, if payable, the related Contingent Quarterly Coupon. If, however, the Final Index Value of any Underlying Index is less than its Downside Threshold Level, investors will be fully exposed to the decline in the Worst Performing Underlying Index on a 1-to-1 basis and will receive a Payment at Maturity that is less than 70.00% of the Stated Principal Amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of the Worst Performing Underlying Index and also the risk of not receiving any quarterly coupons during the entire term of the securities. Because all payments on the securities are based on the worst performing of the Underlying Indices, a decline beyond the respective Coupon Barrier Level on any Observation Date and/or beyond the respective Downside Threshold Level on the final Observation Date, as applicable, of any Underlying Index will result in the forfeiture of Contingent Quarterly Coupons and/or a significant loss of your investment, as applicable, even if one or both of the other Underlying Indices have appreciated or have not declined as much. Investors will not participate in any appreciation in any Underlying Index. The securities are for investors who are willing to risk their principal based on the worst performing of three Underlying Indices and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest if any Underlying Index closes below its Coupon Barrier Level on any Observation Date, and the risk of an early redemption of the securities.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any Underlying Index or any securities included in any Underlying Index. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Summary Terms
Issuer:	Canadian Imperial Bank of Commerce
Underlying Indices:	The S&P 500® Index (Bloomberg symbol: SPX) (the “SPX Index”), the Nasdaq-100 Index® (Bloomberg symbol: NDX) (the “NDX Index”), and the Russell 2000® Index (Bloomberg symbol: RTY) (the “RTY Index”)
Aggregate Principal Amount:	$
Stated Principal Amount:	$1,000 per security
Pricing Date:	September 20, 2024
Original Issue Date:	September 25, 2024 (3 Business Days after the Pricing Date)
Final Observation Date:	September 21, 2026, subject to postponement as described under “Certain Terms of the Notes—Valuation Dates—For Notes Where the Reference Asset Consists of Multiple Indices” in the accompanying underlying supplement.
Maturity Date:	September 24, 2026, subject to Automatic Early Redemption and postponement as described under “Certain Terms of the Notes—Interest Payment Dates, Coupon Payment Dates, Call Payment Dates and Maturity Date” in the underlying supplement.
Automatic Early Redemption:	If, on any quarterly Observation Date beginning on March 20, 2025 and ending on June 22, 2026, the Closing Level of each Underlying Index is greater than or equal to its Initial Index Value, the securities will be automatically redeemed for an Early Redemption Payment on the related Coupon Payment Date. No further payments will be made on the securities once they have been redeemed.
Early Redemption Payment:	The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Coupon with respect to the related Observation Date.
CUSIP / ISIN:	13607XTP2 / US13607XTP23
Listing:	The securities will not be listed on any securities exchange.
Commissions and Issue Price:	Price to Public	Agent’s Commissions	Proceeds to Issuer
Per Security	$1,000.00	$12.50(1)
		$3.60(2)	$983.90
Total	$	$	$

(1) CIBC World Markets Corp. (“CIBCWM”), acting as agent for the Bank, will receive a fee of $16.10 per security and will pay Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) a fixed sales commission of $12.50 for each security they sell. See “Additional Information About the Securities — Supplemental Plan of Distribution (Conflicts of Interest)” below.

(2) Of the $16.10 per security received by CIBCWM, CIBCWM will pay Morgan Stanley Wealth Management a structuring fee of $3.60 for each security.

The initial estimated value of the securities on the Pricing Date as determined by CIBC is expected to be between $939.80 and $959.80 per security, which is expected to be less than the price to public. See “Risk Factors—General Risks” beginning on page 13 of this pricing supplement and “Additional Information About the Securities—The Bank’s Estimated Value of the Securities” on page 25 of this pricing supplement for additional information.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission has approved or disapproved the securities or determined if this pricing supplement or the accompanying underlying supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11 of this pricing supplement, and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

Equity Index Underlying Supplement dated September 5, 2023	Prospectus supplement dated September 5, 2023	Prospectus dated September 5, 2023

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Terms continued from previous page:

Contingent Quarterly Coupon:

•     If, on any Observation Date, the Closing Level of each Underlying Index is greater than or equal to its Coupon Barrier Level, we will pay a Contingent Quarterly Coupon of $22.875 per security (equivalent to an annual rate of 9.15%) on the related Coupon Payment Date.

•     If, on any Observation Date, the Closing Level of any Underlying Index is less than its Coupon Barrier Level, no Contingent Quarterly Coupon will be paid with respect to that Observation Date.

Observation Dates:	Quarterly, on December 20, 2024, March 20, 2025, June 20, 2025, September 22, 2025, December 22, 2025, March 20, 2026, June 22, 2026 and September 21, 2026 (the “final Observation Date”). Each Observation Date is subject to postponement for non-Trading Days and certain Market Disruption Events as described under “Certain Terms of the Notes—Valuation Dates—For Notes Where the Reference Asset Consists of Multiple Indices” in the underlying supplement.
Coupon Payment Dates:	With respect to each Observation Date other than the final Observation Date, the third Business Day after the related Observation Date. The payment of the Contingent Quarterly Coupon, if any, with respect to the final Observation Date will be made on the Maturity Date. Each Coupon Payment Date is subject to postponement as described under “Certain Terms of the Notes—Interest Payment Dates, Coupon Payment Dates, Call Payment Dates and Maturity Date” in the underlying supplement.
Payment at Maturity:	If the securities have not been previously redeemed, investors will receive on the Maturity Date a Payment at Maturity determined as follows:

•         If the Final Index Value of each Underlying Index is greater than or equal to its respective Downside Threshold Level: (i) the Stated Principal Amount plus (ii) if the Final Index Value of each Underlying Index is greater than or equal to its Coupon Barrier Level, the Contingent Quarterly Coupon with respect to the final Observation Date

•          If the Final Index Value of any Underlying Index is less than its Downside Threshold Level: (i) the Stated Principal Amount multiplied by (ii) the Index Performance Factor of the Worst Performing Underlying Index.

Under these circumstances, the Payment at Maturity will be less than 70.00% of the Stated Principal Amount of the securities and could be zero. Even with any Contingent Quarterly Coupons, the return on the securities could be negative.

Coupon Barrier Level:	With respect to each Underlying Index, 75.00% of its Initial Index Value
Downside Threshold Level:	With respect to each Underlying Index, 70.00% of its Initial Index Value
Index Performance Factor of the Worst Performing Underlying Index:	With respect to the Worst Performing Underlying Index, its Final Index Value divided by its Initial Index Value
Worst Performing Underlying Index:	The Underlying Index with the lowest Final Index Value as compared to the respective Initial Index Value
Initial Index Value:	With respect to each Underlying Index, its Closing Level on the Pricing Date.
Final Index Value:	With respect to each Underlying Index, its Closing Level on the final Observation Date.

September 2024	Page 2

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due September 24, 2026 Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index (the “securities”) do not guarantee the repayment of any principal and do not provide for the regular payment of interest. Instead, the securities will pay a Contingent Quarterly Coupon but only if the Closing Level of each Underlying Index is at or above its respective Coupon Barrier Level on the related Observation Date. However, if the Closing Level of any Underlying Index is less than its Coupon Barrier Level on any Observation Date, we will pay no interest for the related quarterly period. If the Closing Level of at least one Underlying Index is less than its respective Coupon Barrier Level on each Observation Date, you will not receive any Contingent Quarterly Coupon for the entire term of the securities. In addition, if the Closing Level of each Underlying Index is greater than or equal to its Initial Index Value on any quarterly Observation Date beginning on March 20, 2025 and ending on June 22, 2026, the securities will be automatically redeemed for an Early Redemption Payment equal to the Stated Principal Amount plus the Contingent Quarterly Coupon with respect to the related Observation Date. If the securities have not been automatically called prior to maturity and the Final Index Value of any Underlying Index is less than its Downside Threshold Level, investors will be fully exposed to the decline in the Worst Performing Underlying Index on a 1-to-1 basis, and will receive a Payment at Maturity that is less than 70.00% of the Stated Principal Amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of the Worst Performing Underlying Index and also the risk of not receiving any quarterly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any Underlying Index.

Maturity:	Approximately two years, unless redeemed earlier

Contingent Quarterly Coupon:

If the Closing Level of each Underlying Index is greater than or equal to its respective Coupon Barrier Level on an Observation Date, we will pay a Contingent Quarterly Coupon of $22.875 per security (equivalent to an annual rate of 9.15%) on the related Coupon Payment Date.

If the Closing Level of any Underlying Index is less than its Coupon Barrier Level, no Contingent Quarterly Coupon will be paid with respect to that quarterly period. It is possible that one or more Underlying Indices will close below the respective Coupon Barrier Level(s) on most or all of the Observation Dates so that you will receive few or no Contingent Quarterly Coupons throughout the entire term of the securities.

Automatic Early Redemption:

If the Closing Level of each Underlying Index is greater than or equal to its Initial Index Value on any quarterly Observation Date beginning on March 20, 2025 and ending on June 22, 2026, the securities will be automatically redeemed for an Early Redemption Payment equal to the Stated Principal Amount plus the Contingent Quarterly Coupon with respect to the related Observation Date. No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not been automatically redeemed prior to maturity, the Payment at Maturity will be determined as follows:

If the Final Index Value of each Underlying Index is greater than or equal to its respective Downside Threshold Level: the Stated Principal Amount and, if payable, the Contingent Quarterly Coupon with respect to the final Observation Date.

If the Final Index Value of any Underlying Index is less than its Downside Threshold Level: the Stated Principal Amount times the Index Performance Factor of the Worst Performing Underlying Index. Under these circumstances, the Payment at Maturity will be less than 70.00% of the Stated Principal Amount of the securities and could be zero. No quarterly coupon will be payable at maturity. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

September 2024	Page 3

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee the repayment of any principal at maturity and do not provide for the regular payment of interest. Instead, the securities will pay a Contingent Quarterly Coupon but only if the Closing Level of each Underlying Index is at or above its respective Coupon Barrier Level on the related Observation Date. However, if the Closing Level of any Underlying Index is less than its Coupon Barrier Level on any Observation Date, we will pay no interest for the related quarterly period. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest if any Underlying Index closes below its Coupon Barrier Level on any Observation Date, and the risk of an early redemption of the securities.

The following scenarios are for illustration purposes only to demonstrate how the Contingent Quarterly Coupon and the Payment at Maturity (if the securities have not been previously redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity, the Contingent Quarterly Coupon may not be payable with respect to some or all of the quarterly periods during the term of the securities, and the Payment at Maturity may be less than 70.00% of the Stated Principal Amount of the securities and may be zero. Investors will not participate in any appreciation in any Underlying Index. Even with any Contingent Quarterly Coupons, the return on the securities could be negative.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each Underlying Index closes at or above its Coupon Barrier Level on some quarterly Observation Dates, but one or more Underlying Indices close below the respective Coupon Barrier Level(s) on the others. Investors receive the Contingent Quarterly Coupon, corresponding to a return of 9.15% per annum, for the quarterly periods for which the Closing Level of each Underlying Index is at or above the respective Coupon Barrier Level on the related Observation Date, but not for the quarterly periods for which the Closing Level of any Underlying Index is below its Coupon Barrier Level on the related Observation Date.

When each Underlying Index closes at or above its respective Initial Index Value on a quarterly Observation Date, the securities will be automatically redeemed for the Stated Principal Amount plus the Contingent Quarterly Coupon with respect to the related Observation Date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each Underlying Index closes at or above the respective Coupon Barrier Level on some quarterly Observation Dates, but one or more Underlying Indices close below the respective Coupon Barrier Level(s) on the others, and each Underlying Index closes below its respective Initial Index Value on every quarterly Observation Date. Consequently, the securities are not automatically redeemed, and investors receive the Contingent Quarterly Coupon, corresponding to a return of 9.15% per annum, for the quarterly periods for which the Closing Level of each Underlying Index is at or above the respective Coupon Barrier Level on the related Observation Date, but not for the quarterly periods for which the Closing Level of any Underlying Index is below its Coupon Barrier Level on the related Observation Date.

On the final Observation Date, each Underlying Index closes at or above its Downside Threshold Level. At maturity, investors will receive the Stated Principal Amount and, if each Underlying Index closes at or above its Coupon Barrier Level, the Contingent Quarterly Coupon with respect to the final Observation Date.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each Underlying Index closes at or above its respective Coupon Barrier Level on some quarterly Observation Dates, but one or more Underlying Indices close below the respective Coupon Barrier Level(s) on the others, and each Underlying Index closes below its respective Initial Index Value on every quarterly Observation Date. Consequently, the securities are not automatically redeemed, and investors receive the Contingent Quarterly Coupon, corresponding to a return of 9.15% per annum, for the quarterly periods for which the Closing Level of each Underlying Index is at or above the respective Coupon Barrier Level on the related Observation Date, but not for the quarterly periods for which the Closing Level of any Underlying Index is below its Coupon Barrier Level on the related Observation Date.

On the final Observation Date, one or more Underlying Indices close below the respective Downside Threshold Level(s). At maturity, investors will receive an amount equal to the Stated Principal Amount multiplied by the Index Performance Factor of the Worst Performing Underlying Index. Under these circumstances, the Payment at Maturity will be less than 70.00% of the Stated Principal Amount and could be zero. No coupon will be paid at maturity in this scenario.

September 2024	Page 4

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the Closing Level of each Underlying Index on each quarterly Observation Date, and (2) the Final Index Value of each Underlying Index. Please see “Hypothetical Examples” beginning on page 7 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Automatic Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

September 2024	Page 5

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

September 2024	Page 6

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a Contingent Quarterly Coupon is payable with respect to an Observation Date and how to calculate the Payment at Maturity, if any, if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a Contingent Quarterly Coupon will be determined by reference to the Closing Level of each Underlying Index on each quarterly Observation Date, and the amount you will receive at maturity, if any, will be determined by reference to the Final Index Value of the Worst Performing Underlying Index on the final Observation Date. The actual Initial Index Value, Coupon Barrier Level and Downside Threshold Level for each Underlying Index will be determined on the Pricing Date. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Index Values:	1,000 for each Underlying Index
Contingent Quarterly Coupon:	$22.875 per quarter (9.15% per annum or 2.2875% per quarter)
Observation Dates:	Quarterly, commencing on December 20, 2024
Hypothetical Coupon Barrier Levels:	750.00 for each Underlying Index (75.00% of its hypothetical Initial Index Value)
Hypothetical Downside Threshold Levels:	700.00 for each Underlying Index (70.00% of its hypothetical Initial Index Value)

How to determine whether a Contingent Quarterly Coupon is payable with respect to an Observation Date:

	Closing Level			Contingent Quarterly Coupon
	SPX Index	NDX Index	RTY Index
Hypothetical Observation Date 1	800 (at or above Coupon Barrier Level)	950 (at or above Coupon Barrier Level)	1,050 (at or above Coupon Barrier Level)	$22.875
Hypothetical Observation Date 2	800 (at or above Coupon Barrier Level)	1,200 (at or above Coupon Barrier Level)	500 (below Coupon Barrier Level)	$0
Hypothetical Observation Date 3	600 (below Coupon Barrier Level)	500 (below Coupon Barrier Level)	1,150 (at or above Coupon Barrier Level)	$0
Hypothetical Observation Date 4	500 (below Coupon Barrier Level)	400 (below Coupon Barrier Level)	550 (below Coupon Barrier Level)	$0

On hypothetical Observation Date 1, each Underlying Index closes at or above its respective Coupon Barrier Level. Therefore, a Contingent Quarterly Coupon of $22.875 is paid on the relevant Coupon Payment Date.

On each of hypothetical Observation Dates 2 and 3, at least one Underlying Index closes at or above its respective Coupon Barrier Level, but one or both of the other Underlying Indices close below their respective Coupon Barrier Levels. Therefore, no Contingent Quarterly Coupon is paid on the relevant Coupon Payment Date.

On hypothetical Observation Date 4, each Underlying Index closes below its respective Coupon Barrier Level, and, accordingly, no Contingent Quarterly Coupon is paid on the relevant Coupon Payment Date.

If the Closing Level of at least one Underlying Index is less than its Coupon Barrier Level on each Observation Date, you will not receive any Contingent Quarterly Coupons for the entire term of the securities.

September 2024	Page 7

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

How to calculate the Payment at Maturity (if the securities have not been automatically redeemed):

If the Closing Level of each Underlying Index is greater than or equal to its Initial Index Value on any quarterly Observation Date beginning on March 20, 2025 and ending on June 22, 2026, the securities will be automatically redeemed for an Early Redemption Payment equal to the Stated Principal Amount for each security you hold plus the Contingent Quarterly Coupon with respect to the related Observation Date.

The examples below illustrate how to calculate the Payment at Maturity if the securities have not been automatically redeemed prior to maturity.

	Final Index Value			Payment at Maturity
	SPX Index	NDX Index	RTY Index
Example 1:	400 (below the Downside Threshold Level)	500 (below the Downside Threshold Level)	700 (at or above the Downside Threshold Level)	$1,000 × Index Performance Factor of the Worst Performing Underlying Index = $1,000 × (400 / 1,000) = $400
Example 2:	800 (at or above the Downside Threshold Level)	700 (at or above the Downside Threshold Level)	500 (below the Downside Threshold Level)	$1,000 × (500 / 1,000) = $500
Example 3:	400 (below the Downside Threshold Level)	300 (below the Downside Threshold Level)	450 (below the Downside Threshold Level)	$1,000 × (300 / 1,000) = $300
Example 4:	400 (below the Downside Threshold Level)	400 (below the Downside Threshold Level)	300 (below the Downside Threshold Level)	$1,000 × (300 / 1,000) = $300
Example 5:	1,100 (at or above the Downside Threshold Level)	800 (at or above the Downside Threshold Level)	700 (at or above the Downside Threshold Level)	$1,000
Example 6:	1,300 (at or above the Downside Threshold Level)	1,200 (at or above the Downside Threshold Level)	1,600 (at or above the Downside Threshold Level)

The Stated Principal Amount + the Contingent Quarterly Coupon with respect to the final Observation Date.

For more information, please see above under “How to determine whether a Contingent Quarterly Coupon is payable with respect to an Observation Date.”

In examples 1 and 2, the Final Index Value(s) of one or two of the Underlying Indices are at or above the respective Downside Threshold Level(s), but the Final Index Value(s) of one or both of the other Underlying Indices are below the respective Downside Threshold Level(s). Therefore, investors are exposed to the downside performance of the Worst Performing Underlying Index at maturity and receive at maturity an amount equal to the Stated Principal Amount multiplied by the Index Performance Factor of the Worst Performing Underlying Index. Moreover, investors do not receive any Contingent Quarterly Coupon for the final quarterly period.

Similarly, in examples 3 and 4, the Final Index Value of each Underlying Index is below its respective Downside Threshold Level, and investors receive at maturity an amount equal to the Stated Principal Amount times the Index Performance Factor of the Worst Performing Underlying Index. In example 3, the SPX Index has declined 60% from its Initial Index Value to its Final Index Value, the NDX Index has declined 70% from its Initial Index Value to its Final Index Value, and the RTY Index has declined 55% from its Initial Index Value to its Final Index Value. Therefore, the Payment at Maturity equals the Stated Principal Amount multiplied by the Index Performance Factor of the NDX Index, which is the Worst Performing Underlying Index in this example. In example 4, the SPX Index has declined 60% from its Initial Index Value to its Final Index Value, the NDX Index has declined 60% from its Initial Index Value, and the RTY Index has declined 70% from its Initial Index Value to its Final Index Value. Therefore, the Payment at Maturity equals the Stated Principal Amount times the Index Performance Factor of the RTY Index, which is the Worst Performing Underlying Index in this example. Moreover, investors do not receive the Contingent Quarterly Coupon for the final quarterly period.

In example 5, the Final Index Value of each Underlying Index is at or above its respective Downside Threshold Level. Therefore, investors receive at maturity the Stated Principal Amount of the securities. However, because the Final Index Value of at least one

September 2024	Page 8

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Underlying Index is below its respective Coupon Barrier Level, the Contingent Quarterly Coupon with respect to the final Observation Date is not payable.

In example 6, the Final Index Value of each Underlying Index is at or above its respective Downside Threshold Level and its respective Coupon Barrier Level. Therefore, investors receive at maturity the Stated Principal Amount of the securities plus the Contingent Quarterly Coupon with respect to the final Observation Date. However, investors do not participate in any appreciation of the Underlying Indices.

If the securities have not been redeemed prior to maturity and the Final Index Value of ANY Underlying Index is below its Downside Threshold Level, you will be exposed to the downside performance of the Worst Performing Underlying Index at maturity, and your Payment at Maturity will be less than 70% of the stated principal amount per security and could be zero.

September 2024	Page 9

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to each of the following terms used in the accompanying underlying supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Underlying Supplement Term Coupon Determination Date/ Call Observation Date Final Valuation Date Reference Asset / Index	Pricing Supplement Term Observation Date final Observation Date Underlying Index

September 2024	Page 10

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Risk Factors

An investment in the securities involves significant risks. This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Structure of the Securities

•	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not provide the regular interest payments or guarantee the return of any of the Stated Principal Amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the Final Index Value of the Worst Performing Underlying Index is less than its Downside Threshold Level, you will lose 1% for every 1% decline in the Final Index Value of the Worst Performing Underlying Index from its Initial Index Value. In this case, the Payment at Maturity will be less than 70.00% of the Stated Principal Amount and could be zero.

•	The securities do not provide for regular interest payments, and you may receive no Contingent Quarterly Coupons on most or all of the Coupon Payment Dates. The terms of the securities differ from those of conventional debt securities in that they do not provide for the regular interest payments. Instead, the securities will pay a Contingent Quarterly Coupon only if the Closing Level of each Underlying Index on the related Observation Date is at or above its respective Coupon Barrier Level. If the Closing Level of any Underlying Index is below its Coupon Barrier Level on each Observation Date, you will not receive any Contingent Quarterly Coupons over the entire term of the securities, and you will not receive a positive return on your securities. Generally, this non-payment of the Contingent Quarterly Coupons coincides with a period of greater risk of principal loss on your securities. If you do not earn sufficient Contingent Quarterly Coupons over the term of the securities, the overall return on the securities may be less than the return on a conventional debt security of ours with comparable maturity.

•	The Automatic Early Redemption feature limits your potential return. If the securities are redeemed, the Early Redemption Payment is limited to the Stated Principal Amount plus the applicable Contingent Quarterly Coupon. If the securities are redeemed, you will lose the opportunity to continue to receive any Contingent Quarterly Coupons from the relevant early redemption date to the Maturity Date, and the total return on the securities could be minimal. Because of the Automatic Early Redemption feature, the term of your investment in the securities may be limited to a period that is shorter than the original term of the securities and may be as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically redeemed prior to the Maturity Date.

•	Investors will not participate in any appreciation in the level of any Underlying Index and the return on the securities will be limited to any Contingent Quarterly Coupons paid on the securities. Payments on the securities, whether at maturity or upon an early redemption, will not exceed the Stated Principal Amount plus any Contingent Quarterly Coupons, and any positive return you receive on the securities will be composed solely of any Contingent Quarterly Coupons. You will not participate in any appreciation of any Underlying Index. Therefore, if the appreciation of any Underlying Index exceeds any Contingent Quarterly Coupons paid to you, the securities will underperform an investment in the securities included in that Underlying Index or the securities linked to that Underlying Index providing a full participation in the appreciation.

•	Higher Contingent Quarterly Coupon or lower Coupon Barrier Level or Downside Threshold Level are generally associated with a reference asset with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” refers to the frequency and magnitude of changes in the value of a reference asset. The greater the expected volatility with respect to a reference asset on the Pricing Date, the higher the expectation as of the Pricing Date that the value of that reference asset could close below its Downside Threshold Level on the final Observation Date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher Contingent Quarterly Coupon than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a lower Coupon Barrier Level or Downside Threshold Level or a higher Contingent Quarterly Coupon) than for similar securities linked to the performance of a reference asset with a lower expected volatility as of the Pricing Date. You should therefore understand that a relatively higher Contingent Quarterly Coupon may indicate an increased risk of loss. Further, a relatively lower Coupon Barrier Level or Downside Threshold Level may not necessarily indicate that the securities have a greater likelihood of payments of Contingent Quarterly Coupons or a repayment of principal at maturity. The volatility of an Underlying Index can change significantly over the term of the securities. The level of an Underlying Index could fall sharply, which could result in few or no payment of Contingent Quarterly Coupons during the term of the securities and a significant or even complete loss of principal at maturity.

•	The payments on the securities are based only on the Closing Levels of the Underlying Indices on the Observation Dates. The payments on the securities will be based on the Closing Levels of the Underlying Indices on the Observation Dates, including the final Observation Date. Therefore, for example, if the Closing Level of any Underlying Index has declined as of each Observation Date below its Initial Index Value or its Coupon Barrier Level, as applicable, the securities will not be redeemed and the Contingent Quarterly Coupons will not be payable during the term of the securities.

September 2024	Page 11

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Similarly, if the Final Index Value of any Underlying Index has declined as of the final Observation Date below its Downside Threshold Level, the Payment at Maturity may be significantly less than it would otherwise have been had the Payment at Maturity been linked to the Closing Levels of the Underlying Indices other than on the final Observation Date. Although the actual level of an Underlying Index at other times during the term of the securities may be higher than its Closing Levels on the Observation Dates, the payments on the securities will not benefit from the Closing Level of any Underlying Index at any time other than the Observation Dates.

•	You are exposed to the price risk of each Underlying Index, with respect to both the Contingent Quarterly Coupons, if any, and the Payment at Maturity, if any. Your return on the securities is not linked to a basket consisting of the Underlying Indices. Rather, it will be contingent upon the independent performance of each Underlying Index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each Underlying Index. Poor performance by any Underlying Index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Underlying Indices. To receive any Contingent Quarterly Coupons, each Underlying Index must close at or above its respective Coupon Barrier Level on the applicable Observation Date. In addition, if any Underlying Index has declined below its respective Downside Threshold Level as of the final Observation Date, you will be fully exposed to the decline in the Worst Performing Underlying Index over the term of the securities on a 1-to-1 basis, even if the other Underlying Indices have appreciated or not declined as much. Under this scenario, the value of any such payment will be less than 70.00% of the Stated Principal Amount and could be zero. Accordingly, your investment is subject to the price risk of each Underlying Index.

•	Because the securities are linked to the performance of the Worst Performing Underlying Index, you are exposed to greater risks of receiving no Contingent Quarterly Coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any Contingent Quarterly Coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one Underlying Index. With three Underlying Indices, it is more likely that any Underlying Index will close below its Coupon Barrier Level on an Observation Date, or below its Downside Threshold Level on the final Observation Date, than if the securities were linked to only one Underlying Index. Therefore, it is more likely that you will not receive any Contingent Quarterly Coupons during the terms of the securities and that you will suffer a significant loss on your investment at maturity. In addition, because each Underlying Index must close above its Initial Index Value on an Observation Date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one Underlying Index.

Risks Relating to the Underlying Indices

•	The securities are subject to small-capitalization risk. The RTY Index tracks companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore, the relevant index level may be more volatile than an investment in stocks issued by larger companies. Stock prices of small-capitalization companies may also be more vulnerable than those of larger companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the RTY Index to track them. In addition, small-capitalization companies are often less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. These companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and competitive strengths than large-capitalization companies, and are more susceptible to adverse developments related to their products. All these factors may adversely affect the level of the RTY Index and consequently, the return on the securities.

•	There are risks associated with investments in securities linked to the value of non-U.S. equity securities. Some of the equity securities composing the NDX Index are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities, such as the securities, involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

•	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or any securities included in an Underlying Index, or engaging in transactions therein, and any such action could adversely affect the level of an Underlying Index or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

•	Adjustments to the Underlying Indices could adversely affect the value of the securities. The publisher of each Underlying Index can add, delete or substitute the stocks constituting such Underlying Index, and can make other methodological changes that could change the value of such Underlying Index. Any of these actions could adversely affect the value of the securities. The publisher of each Underlying Index may discontinue or suspend calculation or publication of such Underlying Index at any time. In these

September 2024	Page 12

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

circumstances, we, as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. We could have an economic interest that is different than that of investors in the securities insofar as, for example, we are permitted to consider indices that are calculated and published by us or any of our affiliates. If we determine that there is no appropriate successor index, the determination of whether a Contingent Quarterly Coupon will be payable on the securities on the applicable Coupon Payment Date, and/or the payout at maturity on the securities will be an amount based on the closing prices on each date that the value of such Underlying Index is to be calculated of the stocks underlying such discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by us in accordance with the formula for and method of calculating such Underlying Index last in effect prior to the discontinuance, as compared to the Coupon Barrier Level or Downside Threshold Level, as applicable (depending also on the performance of the other Underlying Indices).

Conflicts of Interest

•	Certain business, trading and hedging activities of us and our affiliates may create conflicts with your interests and could potentially adversely affect the value of the securities. We and our affiliates may engage in trading and other business activities related to an Underlying Index or any securities included in an Underlying Index that are not for your account or on your behalf. We and our affiliates also may issue or underwrite other financial instruments with returns based upon an Underlying Index. These activities may present a conflict of interest between your interest in the securities and the interests that we and our affiliates may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. In addition, we and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities, and which may be revised at any time without notice to you. Any such research, opinions or recommendations could adversely affect the level of an Underlying Index, and therefore, the market value of the securities. These trading and other business activities, if they adversely affect the level of an Underlying Index or secondary trading in your securities, could be adverse to your interests as a beneficial owner of the securities.

Moreover, we and our affiliates play a variety of roles in connection with the issuance of the securities, including hedging our obligations under the securities and making the assumptions and inputs used to determine the pricing of the securities and the initial estimated value of the securities when the terms of the securities are set. We expect to hedge our obligations under the securities through CIBCWM, one of our other affiliates, and/or another unaffiliated counterparty, which may include any dealer from which you purchase the securities. Any of these hedging activities may adversely affect the level of an Underlying Index and therefore the market value of the securities and the amount you will receive, if any, on the securities. In connection with such activities, the economic interests of us and our affiliates may be adverse to your interests as an investor in the securities. Any of these activities may adversely affect the value of the securities. In addition, because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging activity may result in a profit that is more or less than expected, or it may result in a loss. We, one or more of our affiliates or any unaffiliated counterparty will retain any profits realized in hedging our obligations under the securities even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction. Any profit in connection with such hedging activities will be in addition to any other compensation that we, our affiliates or any unaffiliated counterparty receive for the sale of the securities, which creates an additional incentive to sell the securities to you. We, our affiliates or any unaffiliated counterparty will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities.

•	There are potential conflicts of interest between you and the calculation agent. The calculation agent will determine, among other things, the amount of payments on the securities. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent will determine whether a Market Disruption Event has occurred on an Observation Date with respect to any Underlying Index, and determine the level of an Underlying Index if a scheduled Observation Date is postponed to the last possible day for that Underlying Index. See “Certain Terms of the Notes—Valuation Dates—For Notes Where the Reference Asset Consists of Multiple Indices” in the underlying supplement. These determinations may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we will be the calculation agent, potential conflicts of interest could arise. None of us, CIBCWM or any of our other affiliates will have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

General Risks

•	Payments on the securities are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of the securities. The securities are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus and prospectus supplement, the securities will rank on par with all of our other unsecured and unsubordinated debt obligations, except such obligations as may be preferred by operation of law. Any payments to be made on the securities depend on our ability to satisfy our obligations as they come due. As a result, the actual and perceived creditworthiness of us may affect the market value of the securities and, in the event we were to default on our obligations, you may not receive the amounts owed to you under the terms of the securities. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. See “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus.

September 2024	Page 13

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

•	The Bank’s initial estimated value of the securities will be lower than the initial issue price (price to public) of the securities. The initial issue price of the securities will exceed the Bank’s initial estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the initial issue price of the securities. See “Additional Information About the Securities—The Bank’s Estimated Value of the Securities” on page 25 of this pricing supplement.

•	The Bank’s initial estimated value does not represent future values of the securities and may differ from others’ estimates. The Bank’s initial estimated value of the securities is only an estimate, which will be determined by reference to the Bank’s internal pricing models when the terms of the securities are set. This estimated value will be based on market conditions and other relevant factors existing at that time, the Bank’s internal funding rate on the Pricing Date and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater or less than the Bank’s initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the market value of the securities could change significantly based on, among other things, changes in market conditions, including the levels of the Underlying Indices, the Bank’s creditworthiness, interest rate movements and other relevant factors, which may impact the price at which CIBCWM or any other party would be willing to buy the securities from you in any secondary market transactions. The Bank’s initial estimated value does not represent a minimum price at which CIBCWM or any other party would be willing to buy the securities in any secondary market (if any exists) at any time. See “Additional Information About the Securities—The Bank’s Estimated Value of the Securities” on page 25 of this pricing supplement.

•	The Bank’s initial estimated value of the securities will not be determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate to be used in the determination of the Bank’s initial estimated value of the securities generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate debt, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate for market-linked securities would have an adverse effect on the economic terms of the securities, the initial estimated value of the securities on the Pricing Date, and any secondary market prices of the securities. See “Additional Information About the Securities—The Bank’s Estimated Value of the Securities” on page 25 of this pricing supplement.

•	If CIBCWM were to repurchase your securities after the Original Issue Date, the price may be higher than the then-current estimated value of the securities for a limited time period. While CIBCWM may make markets in the securities, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. The price that it makes available from time to time after the Original Issue Date at which it would be willing to repurchase the securities will generally reflect its estimate of their value. That estimated value will be based upon a variety of factors, including then prevailing market conditions, our creditworthiness and transaction costs. However, for a period of approximately 12 months after the Pricing Date, the price at which CIBCWM may repurchase the securities is expected to be higher than their estimated value at that time. This is because, at the beginning of this period, that price will not include certain costs that were included in the initial issue price, particularly our hedging costs and profits. As the period continues, these costs are expected to be gradually included in the price that CIBCWM would be willing to pay, and the difference between that price and CIBCWM’s estimate of the value of the securities will decrease over time until the end of this period. After this period, if CIBCWM continues to make a market in the securities, the prices that it would pay for them are expected to reflect its estimated value, as well as customary bid-ask spreads for similar trades. In addition, the value of the securities shown on your account statement may not be identical to the price at which CIBCWM would be willing to purchase the securities at that time, and could be lower than CIBCWM’s price.

•	Economic and market factors may adversely affect the terms and market price of the securities prior to maturity or early redemption. Because structured notes, including the securities, can be thought of as having a debt and derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the securities at issuance and the market price of the securities prior to maturity or early redemption. These factors include the levels of the Underlying Indices; the volatility of the Underlying Indices; the dividend rates paid on the securities included in an Underlying Index; the time remaining to the maturity or early redemption of the securities; interest rates in the markets in general; geopolitical conditions and economic, financial, political, regulatory, judicial or other events; and the creditworthiness of CIBC. These and other factors are unpredictable and interrelated and may offset or magnify each other.

•	The securities will not be listed on any securities exchange and we do not expect a trading market for the securities to develop. The securities will not be listed on any securities exchange. Although CIBCWM and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which CIBCWM and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or early redemption. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or early redemption.

September 2024	Page 14

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Tax Risks

•	The tax treatment of the securities is uncertain. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your own tax situation. See “Additional Information About the Securities — United States Federal Income Tax Considerations” and “— Certain Canadian Federal Income Tax Considerations” in this pricing supplement, “Material U.S. Federal Income Tax Consequences” in the underlying supplement and “Material Income Tax Consequences—Canadian Taxation” in the prospectus.

September 2024	Page 15

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Information About the Underlying Indices

The information below is a brief description of each Underlying Index. We have derived the following information from publicly available documents. We have not independently verified the accuracy or completeness of the following information. In addition, information about each Underlying Index may be obtained from other sources, including, but not limited to, its sponsor’s website. We are not incorporating by reference into this pricing supplement any website or any materials it includes. None of us, CIBCWM or any of our other affiliates makes any representation that such publicly available information regarding any Underlying Index is accurate or complete.

S&P 500® Index

The S&P 500® Index (Bloomberg ticker: “SPX <Index>”) is calculated, maintained and published by S&P Dow Jones Indices LLC. The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. See “Index Descriptions—The S&P U.S. Indices” beginning on page S-43 of the accompanying underlying supplement for additional information about the SPX Index.

Information as of market close on September 18, 2024:

Bloomberg Ticker Symbol: SPX
Current Index Value: 5,618.26
52 Weeks Ago: 4,453.53
52 Week High (on July 16, 2024): 5,667.20
52 Week Low (on October 27, 2023): 4,117.37

Nasdaq-100 Index®

This Nasdaq-100 Index® (Bloomberg ticker: “NDX <Index>“) is calculated, maintained and published by Nasdaq, Inc. The NDX Index includes 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market based on market capitalization. The NDX Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. See “Index Descriptions—The Nasdaq-100 Index®” beginning on page S-26 of the accompanying underlying supplement for additional information about the NDX Index.

Information as of market close on September 18, 2024: Bloomberg Ticker Symbol: NDX
Current Index Value: 19,344.50
52 Weeks Ago: 15,225.37
52 Week High (on July 10, 2024): 20,675.38
52 Week Low (on October 26, 2023): 14,109.57

Russell 2000® Index

The Russell 2000® Index (Bloomberg ticker: “RTY <Index>”) is calculated, maintained and published by FTSE Russell. The RTY Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The RTY Index is a subset of the Russell 3000® Index and represents approximately 10% of the total market capitalization of that index. The RTY Index includes approximately 2,000 of the smallest securities in the U.S. equity market. See “Index Descriptions—The Russell 2000® Index” beginning on page S-31 of the accompanying underlying supplement for additional information about the RTY Index.

Information as of market close on September 18, 2024: Bloomberg Ticker Symbol: RTY
Current Index Value: 2,206.336
52 Weeks Ago: 1,834.301
52 Week High (on July 16, 2024): 2,263.674
52 Week Low (on October 27, 2023): 1,636.938

September 2024	Page 16

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Historical Performance of the Underlying Indices

The following graphs set forth the daily Closing Levels of each Underlying Index for the period from January 1, 2019 through September 18, 2024. The tables below set forth the published high and low Closing Levels, as well as end-of-quarter Closing Levels, of each Underlying Index for each quarter in the same period. We obtained the information in the graphs and the tables below from Bloomberg L.P. (“Bloomberg”) without independent verification. Each Underlying Index has at times experienced periods of high volatility, and the historical performance of any Underlying Index should not be taken as an indication of its future performance. No assurance can be given as to the level of any Underlying Index at any time during the term of the securities, including the Observation Dates. We cannot give you assurance that the performance of any Underlying Index will result in the return of any of your investment.

S&P 500® Index

SPX Index Daily Closing Levels January 1, 2019 to September 18, 2024

September 2024	Page 17

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.1	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter (through September 18, 2024)	5,667.20	5,186.33	5,618.26

September 2024	Page 18

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Nasdaq-100 Index®

NDX Index Daily Closing Levels January 1, 2019 to September 18, 2024

September 2024	Page 19

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Nasdaq-100 Index®	High	Low	Period End
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter	15,185.48	12,725.11	15,179.21
Third Quarter	15,841.35	14,545.83	14,715.24
Fourth Quarter	16,906.80	14,109.57	16,825.93
2024
First Quarter	18,339.44	16,282.01	18,254.69
Second Quarter	19,908.86	17,037.65	19,682.87
Third Quarter (through September 18, 2024)	20,675.38	17,867.37	19,344.49

September 2024	Page 20

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Russell 2000® Index

RTY Index Daily Closing Levels January 1, 2019 to September 18, 2024

September 2024	Page 21

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter (through September 18, 2024)	2,263.674	2,026.727	2,206.336

September 2024	Page 22

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

Additional Information About the Securities

Additional Information
Calculation Agent:	CIBC
Minimum Ticketing Size:	$1,000 / 1 security
United States Federal Income Tax Considerations:

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by (although to the extent inconsistent supersedes) the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplement, which you should carefully review prior to investing in the securities. It applies only to those U.S. Holders who are not excluded from the discussion of United States Taxation in the accompanying prospectus.

The U.S. federal income tax considerations of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as prepaid derivative contracts. Pursuant to the terms of the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, cash redemption or payment upon maturity in an amount equal to the difference between the amount you receive in such transaction (other than amounts representing accrued but unpaid Contingent Quarterly Coupons) and the amount that you paid for your securities. Such gain or loss should generally be treated as long-term capital gain or loss if you have held your securities for more than one year. Although the tax treatment of the Contingent Quarterly Coupons is unclear, we intend to treat any Contingent Quarterly Coupons, including at maturity or upon an early redemption, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes.

The expected characterization of the securities is not binding on the U.S. Internal Revenue Service (the “IRS”) or the courts. It is possible that the IRS would seek to characterize the securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. For a more detailed discussion of certain alternative characterizations with respect to the securities and certain other considerations with respect to an investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement and consult with their own tax advisors.

With respect to the discussion in the underlying supplement regarding “dividend equivalent” payments, the IRS has issued a notice that provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement and consult with their own tax advisors.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Certain Canadian Federal Income Tax Considerations:

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed

September 2024	Page 23

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC or any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of, loans or otherwise transfers the security is a “specified entity”, and is not a “specified entity” in respect of such a transferee, in each case, for purposes of the Hybrid Mismatch Rules, as defined below (a “Non-Resident Holder”). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of the rules in the Canadian Tax Act with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Rules”). Investors should note that the Hybrid Mismatch Rules are highly complex and there remains significant uncertainty as to their interpretation and application.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

Supplemental Plan of Distribution (Conflicts of Interest):

Pursuant to the terms of a distribution agreement, CIBCWM will purchase the securities from CIBC for distribution to Morgan Stanley Wealth Management. Morgan Stanley Wealth Management and its financial advisors will collectively receive from CIBCWM a fixed sales commission of $12.50 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $3.60 for each security. The costs included in the original issue price of the securities will also include a fee paid by CIBCWM to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest for providing certain electronic platform services with respect to this offering.

CIBCWM is our affiliate, and is deemed to have a conflict of interest under FINRA Rule 5121. In accordance with FINRA Rule 5121, CIBCWM may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

We expect to deliver the securities against payment therefor in New York, New York on a date that is more than one business day following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

The Bank may use this pricing supplement in the initial sale of the securities. In addition, CIBCWM or another of the Bank’s affiliates may use this pricing supplement in market-making transactions in any securities after their initial sale. Unless CIBCWM or we inform you otherwise in the confirmation of sale, this pricing supplement is being used by CIBCWM in a market-making transaction.

While CIBCWM may make markets in the securities, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. See the section titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

September 2024	Page 24

Contingent Income Auto-Callable Securities due September 24, 2026

Based on the Worst Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Russell 2000® Index

Principal at Risk Securities

The price at which you purchase the securities includes costs that the Bank or its affiliates expect to incur and profits that the Bank or its affiliates expect to realize in connection with hedging activities related to the securities. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the Original Issue Date.
The Bank’s Estimated Value of the Securities:

The Bank’s initial estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank’s initial estimated value does not represent a minimum price at which CIBCWM or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—The Bank’s initial estimated value of the securities will not be determined by reference to credit spreads for our conventional fixed-rate debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s initial estimated value of the securities will be determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—The Bank’s initial estimated value does not represent future values of the securities and may differ from others’ estimates” in this pricing supplement.

The Bank’s initial estimated value of the securities will be lower than the initial issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the initial issue price of the securities. These costs include the selling commissions paid to CIBCWM and other affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—The Bank’s initial estimated value of the securities will be lower than the initial issue price (price to public) of the securities” in this pricing supplement.

Where You Can Find More Information:

You should read this pricing supplement together with the prospectus dated September 5, 2023 (the “prospectus”), the prospectus supplement dated September 5, 2023 (the “prospectus supplement”) and the Equity Index Underlying Supplement dated September 5, 2023 (the “underlying supplement”). Information in this pricing supplement supersedes information in the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. Certain terms used but not defined herein will have the meanings set forth in the underlying supplement, the prospectus supplement or the prospectus.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this document are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires. References to “Index” or “Reference Asset” in the underlying supplement will be references to “Underlying Index.”

You may access the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows:

•          Underlying supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098170/tm2322483d89_424b5.htm

•          Prospectus supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098166/tm2322483d94_424b5.htm

•          Prospectus dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098163/tm2325339d10_424b3.htm

September 2024	Page 25